UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

CAPMARK FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-146211	91-1902188
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

411 Borel Avenue, Suite 320
San Mateo, California	94402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 572-6600

Not applicable.

 (Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2008, Capmark Financial Group Inc., a Nevada corporation (the “Company”) entered into Amendment No. 2 to the Credit Agreement (the “Amendment”), among the Company, certain subsidiaries of the Company, the financial institutions and other institutional lenders party thereto (the “Lenders”), and Citibank, N.A., as administrative agent for the Lenders.  The Amendment amends the Company’s Credit Agreement dated as of March 23, 2006, as amended by Amendment No. 1 to the Credit Agreement dated as of April 17, 2007.

The Amendment provides that the Company will furnish its financial statements to the Lenders on the earlier of (i) 60 days after quarter end and 110 days after year end or (ii) the date on which such financial statements are filed with the Securities and Exchange Commission.  The Amendment also modifies the definition of “indebtedness” to exclude non-recourse obligations and amends the lien covenant section as follows: (a) to add cash and cash equivalents to a certain category of assets which are excluded from the covenant which limits the incurrence of liens; (b) to allow purchase money liens to include liens securing purchase money debt incurred up to 120 days after the date of purchase; and (c) to increase the general lien basket to the greater of the current basket and $750 million.  To the extent that liens under this basket exceed the pre-amendment basket size, the aggregate amount of availability under the agreement will be decreased by such excess on a dollar-for-dollar basis for so long as such excess exists. The Amendment also increases the general indebtedness basket to correspond to the change to the general lien basket. To the extent that indebtedness under this basket exceeds the pre-amendment basket size, the aggregate amount of availability under the agreement will be decreased by such excess on a dollar-for-dollar basis for so long as such excess exists.  Additionally, the Amendment refines the definition of “specified mortgage loan interests” and cures a defect in one of the exceptions to the indebtedness covenant.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On June 30, 2008, the Company entered into Amendment No.2 to the Bridge Loan Agreement (the “Bridge Loan Amendment”), among the Company, the financial institutions and other institutional lenders party thereto (the “Bridge Lenders”), and Citicorp North America, Inc., as administrative agent for the Bridge Lenders. The Bridge Loan Amendment amends the Bridge Loan Agreement dated as of March 23, 2006, as amended by Amendment No. 1 to the Bridge Loan Agreement dated as of December 7, 2006.  The Bridge Loan Amendment includes changes to the Bridge Loan Agreement to correspond to the changes that were made to the Credit Agreement by the Amendment described above.  In addition, the Bridge Loan Amendment provides that the Company will prepay $600 million of outstanding indebtedness under the Bridge Loan Agreement. The Company repaid the $600 million on July 1, 2008. This repayment of $600 million in principal amount of the bridge loan approximately nine months prior to its due date on March 23, 2009 reduces the outstanding principal balance on the bridge loan to $1.1 billion.

The foregoing description of the Bridge Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Loan Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On June 27, 2008, Mr. David C. Walker informed Capmark Financial Group Inc. (the “Company”) of his intent to resign as a director of the Company effective July 3, 2008.  Mr. Walker’s resignation was not as a result of any disagreement with the Company.

(d)           On July 3, 2008, pursuant to the terms of the Stockholders Agreement, dated as of March 23, 2006, by and among GMAC Mortgage Group, Inc., GMACCH Investor LLC, and GMAC Commercial Holding Corp., GMAC Mortgage Group LLC and GMACCH Investor LLC designated Rajinder Singh and William Hall, Jr. as directors to fill the vacancies created by, respectively, Mr. Walker and Mr. Eric Feldstein, who resigned on June 23, 2008.  Messrs. Singh and Hall were elected by written consent of stockholders.  The Company expects that Mr. Singh will be appointed to the Audit Committee and the Risk, Controls and Finance Committee.  The Company expects that Mr. Hall will be appointed to the Executive Development and Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee.

Messrs. Singh and Hall will be paid an annual fee of $50,000 each for their board service.  They may participate in the Company’s Non-Employee Directors’ Deferred Compensation and Stock Award Plan under which they may elect to defer receipt of all or any portion of their fees and to receive any portion of their fees in cash or in hypothetical or actual shares of our Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Amendment No. 2 to the Credit Agreement, dated as of June 30, 2008, among Capmark Financial Group Inc., a Nevada corporation (the “Company”), the subsidiaries of the Company, certain financial institutions and other institutional lenders party thereto (the “Lenders”), and Citibank, N.A., as administrative agent for the Lenders.

10.2

Amendment No.2 to the Bridge Loan Agreement, dated as of June 30, 2008, among the Company, the financial institutions and other institutional lenders party thereto (the “Bridge Lenders”), and Citicorp North America, Inc., as administrative agent for the Bridge Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capmark Financial Group Inc.

/s/ Thomas L. Fairfield
Date: July 3, 2008	Name:	Thomas L. Fairfield
	Title:	Executive Vice President and
General Counsel

Exhibit Index

Exhibit Number	Description

10.1

Amendment No. 2 to the Credit Agreement, dated as of June 30, 2008, among Capmark Financial Group Inc., a Nevada corporation (the “Company”), the subsidiaries of the Company, certain financial institutions and other institutional lenders party thereto (the “Lenders”), and Citibank, N.A., as administrative agent for the Lenders.

10.2

Amendment No.2 to the Bridge Loan Agreement, dated as of June 30, 2008, among the Company, the financial institutions and other institutional lenders party thereto (the “Bridge Lenders”), and Citicorp North America, Inc., as administrative agent for the Bridge Lenders.